Exhibit 10.1

AMENDMENT TO SECURITY AGREEMENT

This Amendment to Security Agreement (this “Amendment”) is entered into as of November 13, 2024, by and among Streeterville Capital, LLC, a Utah limited liability company (“Secured Party”), and Grafiti Holding, Inc., a British Columbia corporation (“Debtor”). Secured Party and Debtor are sometimes referred to herein individually as a “Party” and collectively as the “Parties”.

A. The Parties previously entered into that certain Security Agreement dated June 26, 2024 (the “Security Agreement”).

B. The Parties have agreed, subject to the terms, amendments, conditions and understandings expressed in this Amendment, to amend the Security Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Recitals. Each of the Parties acknowledges and agrees that the recitals set forth above in this Amendment are true and accurate and are hereby incorporated into and made a part of this Amendment.

2. Schedule A. Schedule A to the Security Agreement is hereby deleted in its entirety and replaced with the Schedule A attached hereto.

3. Representations and Warranties. Each Party for itself, and for its affiliates, successors and assigns, hereby acknowledges, represents, warrants and agrees that such Party has full power and authority to enter into this Amendment and to incur and perform all obligations and covenants contained herein, all of which have been duly authorized by all proper and necessary action. No consent, approval, filing or registration with or notice to any governmental authority is required as a condition to the validity of this Amendment or the performance of any of the obligations of such Party hereunder.

4. Certain Acknowledgments. Each of the Parties acknowledges and agrees that no property or cash consideration of any kind whatsoever has been or shall be given by Secured Party to Debtor in connection with this Amendment.

5. Other Terms Unchanged. The Security Agreement, as amended by this Amendment, remains and continues in full force and effect, constitutes legal, valid, and binding obligations of each of the Parties, and is in all respects agreed to, ratified, and confirmed. Any reference to the Security Agreement after the date of this Amendment is deemed to be a reference to the Security Agreement as amended by this Amendment. If there is a conflict between the terms of this Amendment and the Security Agreement, the terms of this Amendment shall control. No forbearance or waiver may be implied by this Amendment. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment to, any right, power, or remedy of Secured Party under the Security Agreement, as in effect prior to the date hereof.

6. Counterparts. This Amendment may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

7. Further Assurances. Each Party shall do and perform or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other Party may reasonably request in order to carry out the intent and accomplish the purposes of this Amendment and the consummation of the transactions contemplated hereby.

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IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date set forth above.

DEBTOR:

GRAFITI HOLDING, INC.

By:	/s/ Nadir Ali
Nadir Ali, CEO

SECURED PARTY:

streeterville capital, llc

By:	/s/ John M. Fife
John M. Fife, President

[Signature Page to Amendment to Security Agreement]

SCHEDULE A

TO SECURITY AGREEMENT

All right, title, interest, claims and demands of Debtor in and to all of Debtor’s assets owned as of the date hereof and/or acquired by Debtor at any time while the Obligations are still outstanding, including without limitation, the following property:

1. All equity interests in all wholly- or partially-owned subsidiaries of Debtor, other than Grafiti Limited, a United Kingdom limited company;

2. All customer accounts, insurance contracts, and clients underlying such insurance contracts;

3. All goods and equipment now owned or hereafter acquired, including, without limitation, all laboratory equipment, computer equipment, office equipment, machinery, fixtures, vehicles, and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing, wherever located;

4. All inventory now owned or hereafter acquired, including, without limitation, all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products including such inventory as is temporarily out of Debtor’s custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above, and Debtor’s books relating to any of the foregoing;

5. All accounts receivable, contract rights, general intangibles, healthcare insurance receivables, payment intangibles and commercial tort claims, now owned or hereafter acquired, including, without limitation, all patents, patent rights and patent applications (including without limitation, the inventions and improvements described and claimed therein, and (a) all reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof, (b) all income, royalties, damages, proceeds and payments now and hereafter due or payable under or with respect thereto, including, without limitation, damages and payments for past or future infringements thereof, (c) the right to sue for past, present and future infringements thereof, and (d) all rights corresponding thereto throughout the world), trademarks and service marks (and applications and registrations therefor), inventions, discoveries, copyrights and mask works (and applications and registrations therefor), trade names, trade styles, software and computer programs including source code, trade secrets, methods, published and unpublished works of authorship, processes, know how, drawings, specifications, descriptions, and all memoranda, notes, and records with respect to any research and development, goodwill, license agreements, information, any and all other proprietary rights, franchise agreements, blueprints, drawings, purchase orders, customer lists, route lists, infringements, claims, computer programs, computer disks, computer tapes, literature, reports, catalogs, design rights, income tax refunds, payments of insurance and rights to payment of any kind and whether in tangible or intangible form or contained on magnetic media readable by machine together with all such magnetic media, and all rights corresponding to all of the foregoing throughout the world, now owned and existing or hereafter arising, created or acquired;

6. All now existing and hereafter arising accounts, contract rights, royalties, license rights and all other forms of obligations owing to Debtor arising out of the sale or lease of goods, the licensing of technology or the rendering of services by Debtor (subject, in each case, to the contractual rights of third parties to require funds received by Debtor to be expended in a particular manner), whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Debtor and Debtor’s books relating to any of the foregoing;

7. All documents, cash, deposit accounts, letters of credit, letter of credit rights, supporting obligations, certificates of deposit, instruments, chattel paper, electronic chattel paper, tangible chattel paper and investment property, including, without limitation, all securities, whether certificated or uncertificated, security entitlements, securities accounts, commodity contracts and commodity accounts, and all financial assets held in any securities account or otherwise, wherever located, now owned or hereafter acquired and Debtor’s books relating to the foregoing;

8. All other assets, goods and personal property of Debtor, wherever located, whether tangible or intangible, and whether now owned or hereafter acquired; and

9. Any and all claims, rights and interests in any of the above and all substitutions for, additions and accessions to and proceeds and products thereof, including, without limitation, insurance, condemnation, requisition or similar payments and the proceeds thereof.